                                                                   EXHIBIT 10.32

                       SEABRIGHT INSURANCE HOLDINGS, INC.

                                     , 2004

<< First_Name >> << Last_Name >>
<< Street_Address >>
<< City >>, << State >>   << Zip >>

            Re: SeaBright Insurance Holdings, Inc. (the "Company") Grant of Incentive Stock Option

Dear << Goes_By >>:

            The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the SeaBright Insurance Holdings, Inc. 2003 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference. The grant of the Option to you is intended to be a compensatory arrangement pursuant to
Section 701 of the Securities Act.

            1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Board" shall mean the Board of Directors of the Company.

            "Cause" shall mean if a Participant (i) acts in bad faith and to the detriment of the Company; (ii) refuses or fails to act in accordance with any specific direction or order of the Company or the Board; (iii) exhibits in regard to his employment unfitness or unavailability for service, unsatisfactory performance, misconduct, dishonesty, habitual neglect, or incompetence; (iv) is convicted of a crime of dishonesty, breach of trust, or physical or emotional harm to any person (or enter a plea of guilty or nolo contendere with respect thereto); or (v) breaches any material term of this Plan or breaches any other agreement (including, without limitation, any employment agreement) between or among such Participant and the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

            "Committee" shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

            "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

            "Company" shall mean SeaBright Insurance Holdings, Inc., a Delaware corporation, and (except to the extent the context clearly requires otherwise) any subsidiary corporation of SeaBright Insurance Holdings, Inc. as such term is defined in Section 424(f) of the Code.

            "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

            "Fair Market Value" of the Common Stock shall be determined in good faith by the Committee or, in the absence of the Committee, by the Board.

            "Investors" means Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., Summit V Advisors Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P., and their respective successors and assigns.

            "Investor Stock" shall mean the Common Stock issued or issuable upon conversion of the Company's Convertible Preferred Stock purchased by the Investors under that certain Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors.

            "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

            "Public Sale" means any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            "Sale of the Company" means the sale of the Company pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

            2. Option.

            (a) Terms. Your Option is for the purchase of up to << M__of_shares >> shares of Common Stock (the "Option Shares") at a price per share of $50 (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on April 1, 2014 (the "Expiration Date"), subject to earlier expiration as provided in paragraph 3(c) below or upon termination of your employment as provided in paragraph 4(b) below. Your Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

            (b) Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by
(ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

            3. Exercisability/Vesting.

            (a) Normal Vesting. Your Option may be exercised only to the extent it has become vested. Your Option shall vest and become exercisable in accordance with the following schedule, if and only if you are, and have been, continuously employed by the Company from the date of this Agreement through such date.

                                         Cumulative Percentage
                                                   of
   Date                                      Options Vested
-------------                            ---------------------
April 1, 2005                                      25%
April 1, 2006                                      50%
April 1, 2007                                      75%
April 1, 2008                                     100%

            If you cease to be employed by the Company for any reason on any date prior to April 1, 2005, none of your Options shall be vested (i.e., a first year "cliff" vest). After April 1, 2005, if you cease to be employed by the Company for any reason on any date other than the dates specified above, the cumulative percentage of Options that are vested as of the date of such event shall be determined on a pro-rata basis according to the number of full 30-day periods elapsed since April 1, 2005 or (if later) the last date specified above as of which you were still employed by the Company (i.e., monthly "pro-rated" vesting subsequent to April 1, 2005).

            (b) Effect on Vesting in Case of Employment Termination. Notwithstanding paragraph 3(a) above, unless otherwise determined by the Committee, if your employment with the Company terminates prior to the Expiration Date for any reason other than for Cause, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited. If you are discharged for Cause, all of your Option not previously exercised shall expire and be forfeited whether exercisable or not. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

            (c) Acceleration of Vesting on Sale of the Company. If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion, if any, of your outstanding Option which has not become vested as of the date of such event equal to that number of the Option Shares which would have otherwise become exercisable pursuant to Section 3(a) above during the two-year period immediately following the date of such event (assuming such Sale of the Company had not occurred) shall vest and become exercisable in connection with the consummation of the Sale of the Company if, and only if, within ninety (90) days following the Sale of the Company you: (a) are no longer employed by the Company or, if applicable, its successor, (b) your general supervisory responsibilities existing as of immediately prior to the Sale of the Company are materially diminished or (c) you are required to relocate in connection with any relocation of the principal place of business of the Company or its successor to a facility or a location more than fifty (50) miles outside of the greater Seattle, Washington metropolitan area. In any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board in its sole discretion.

            4. Expiration of Option.

            (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

            (b) Early Expiration Upon Termination of Employment. Any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 90 days from the date of your death or Disability, but in no event after the Expiration Date, (ii) if you retire (with the approval of the Committee or the Board in its sole discretion), the portion of your Option that is vested and exercisable shall expire 45 days from the date of your retirement, but in no event after the Expiration Date, and (iii) if you are discharged other than for Cause, the portion of your Option that is vested and exercisable shall expire 15 days from the date of your discharge, but in no event after the Expiration Date.

            5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

            6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

            7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

            8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

            9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

            10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

            11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

            12. Right to Purchase Option Shares Upon Your Termination of Employment.

            (a) Repurchase of Option Shares. If your employment with the Company shall terminate (the "Termination") for any reason, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company or the Investors shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 12(e) hereof (the "Repurchase Option").

            (b) Repurchase by Company. The Company (or its designees(s)) may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares at any time between the 181st and 270th day following the Termination Date. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

            (c) Repurchase by Investors. If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, then the Investors shall be entitled to exercise the Company's Repurchase Option in the manner set forth in paragraph 12(a) for all or any portion of the number of Option Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 225 days after the Termination Date, the Company shall deliver written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the price for each Available Share. Each Investor may elect to purchase any number of Available Shares by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company. If more than one Investor elects to purchase the Available Shares and such elections exceed the number of Available Shares, the number of Available Shares to be purchased by the electing Investors shall be allocated among them pro rata according to the number of shares of Common Stock owned by each Investor on a fully-diluted basis (assuming conversion of the Company's Convertible Preferred Stock). As soon as practicable, and in any event within five days after the expiration of such 30-day period, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, the Investors shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

            (d) Closing of Repurchase of Option Shares. The closing of the purchase of Option Shares pursuant to this paragraph 12 shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 12(f) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

            (e) Repurchase Price. The purchase price for each Option Share shall be the Fair Market Value thereof as of the Termination Date.

            (f) Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Delaware and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the time periods provided in this paragraph 12 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company. If any Investors elect to purchase all or any portion of the Available Shares, such Investors shall pay for that portion of such Option Shares by certified check or wire transfer of funds.

            13. Restrictions on Transfer.

            (a) Transfer of Option Shares. You shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 12 or 15 hereof ("Exempt Transfers") and except pursuant to the provisions of this paragraph 13.

            (b) Certain Permitted Transfers. The restrictions contained in this paragraph 13 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants.

            (c) Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 13 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

            14. Additional Restrictions on Transfer.

            (a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON APRIL 1, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND << First_Name >> << Last_Name >> DATED AS OF APRIL 1, 2004, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

            (c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten registration if otherwise permitted by the Company.

            15. Sale of the Company.

            (a) Consent to Sale of Company. If the Board and the holders of a majority of the Investor Stock then outstanding approve the sale of the Company (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding capital stock) (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, reverse merger, or other transaction having the effect of a stock sale, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Investor Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

            (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

            (c) Transaction Costs. Generally, the Company shall pay all transaction costs associated with any Approved Sale to the extent such costs are incurred for the benefit of all holders of capital stock of the Company. To the extent such costs are not incurred by the Company prior to the distribution of proceeds from any Approved Sale or by the acquiring company, such costs shall be borne in part by you according to your pro-rata share (based upon the amount of consideration received by you for such Option Shares in the Approved Sale) of the costs of any Approved Sale. You will be obligated to join on a pro rata basis (based upon the amount of consideration you receive for your Option Shares in the Approved Sale) in any indemnification or other obligations that the holders of a majority of the Investor Stock agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to your Option Shares such as indemnification with respect to representations and warranties given by you regarding your title to and ownership to Option Shares).

            (d) Termination of Restrictions. The provisions of this paragraph 15 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

            16. Stockholders Agreement. As a condition to the exercise of any portion of the Options, you agree, if so requested by the Company in its discretion, to execute a counterpart to that certain Stockholders Agreement, dated as of September 30, 2003, by and among the Company and the other parties listed on the signature pages thereto, and to be bound as an Other Stockholder (as such term is defined in the Stockholders Agreement) by the terms and conditions contained therein.

            17. Remedies. The parties hereto (and the Investors as third-party beneficiaries) shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any Investor as a third-party beneficiary) shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

            18. Amendment. Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless you will be treated in a manner different from other Plan participants, in which case your individual written consent will also be required); provided that no provision of paragraphs 12 through this paragraph 18 may be amended or waived without the prior written consent of the Investors.

            19. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

            20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

            22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            23. Governing Law. The corporate law of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

            24. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company and the Investors at the addresses indicated below:

            If to the Optionee:

            << First_Name >> << Last_Name >>
            << Street_Address >>
            << City >>, << State >>   << Zip >>

            If to the Company:

            SeaBright Insurance Holdings, Inc.
            2101 4th Avenue, Suite 1600
            Seattle, WA  98121
            Attn:     Chairman
            Telephone:(206) 770-8300
            Telecopy: (206) 448-4442

            With a copy to (which shall not constitute notice to the Company):

            Summit Partners, L.P.
            499 Hamilton Avenue
            Palo Alto, California 94301
            Attention:   Peter Y. Chung
                         J. Scott Carter
            Telephone:   (415) 321-1166
            Telecopy:    (415) 321-1188

            Kirkland & Ellis LLP
            200 East Randolph Drive
            Chicago, Illinois 60601
            Attention:   Ted H. Zook, P.C.
                         Stephen D. Oetgen
            Telephone:   (312) 861-2000
            Telecopy:    (312) 861-2200

            If to the Investors:

            Summit Partners, L.P.
            499 Hamilton Avenue
            Palo Alto, California 94301
            Attention:   Peter Y. Chung
                         J. Scott Carter
            Telephone:   (415) 321-1166
            Telecopy:    (415) 321-1188

            With a copy to (which shall not constitute notice to the Investors):

            Kirkland & Ellis LLP
            200 East Randolph Drive
            Chicago, Illinois 60601
            Attention:   Ted H. Zook, P.C.
                         Stephen D. Oetgen
            Telephone:   (312) 861-2000
            Telecopy:    (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            25. Third-Party Beneficiary. The Company and you acknowledge that the Investors are third-party beneficiaries under this Agreement.

            26. Entire Agreement. This Agreement, the Plan and, if entered into, the Stockholders Agreement constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

                                    * * * * *

            Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        SEABRIGHT INSURANCE HOLDINGS, INC.

                                        By: ___________________________________
                                            Name:______________________________
                                            Title:_____________________________

Enclosures: (1)       Extra copy of this Agreement
            (2)       Copy of the Plan

            The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of ________ __, 2004           OPTIONEE

                                        _______________________________________
                                        Name:  << First_Name >> << Last_Name >>

                                        CONSENT

            The undersigned spouse of<< First_Name >> << Last_Name >>hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement. I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

                                        _______________________________________
                                        Name of Spouse:

                                        _______________________________________
                                        Witness